AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2013

File No. 001-35914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 4

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Murphy USA Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2279221
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Peach Street El Dorado, Arkansas	71730-5836
(Address of Principal Executive Offices)	(Zip Code)

(870) 875-7600

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Business and Properties,” “Certain Relationships and Related Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Selected Combined Financial Data of Murphy USA,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	The following section of our Information Statement is hereby incorporated by reference: “Business and Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Stock Ownership.”

5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference: “Management” and “Directors.”

6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “The Separation,” “Management,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Non-Employee Director Compensation.”

7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Directors,” “Certain Relationships and Related Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8.	Legal Proceedings.	The following section of our Information Statement is hereby incorporated by reference: “Business and Properties—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.”

10.	Recent Sales of Unregistered Securities.	Not Applicable.

11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock.”

12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of Capital Stock—Limitation of Liability of Directors and Officers.”

13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein.

(a) List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Unaudited Pro Forma Condensed Combined Financial Statements

Audited Combined Financial Statements of Murphy USA:

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of December 31, 2012 and 2011

Combined Statements of Income and Comprehensive Income for the years ended December 31, 2012, 2011 and 2010

Combined Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010

Combined Statements of Net Investment for the years ended December 31, 2012, 2011 and 2010

Notes to Audited Combined Financial Statements

Schedule II—Valuation and Qualifying Accounts (Combined)

Unaudited Combined Financial Statements of Murphy USA:

Combined Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012

Unaudited Combined Statements of Income and Comprehensive Income for the three and six months ended June 30, 2013 and 2012

Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2013 and 2012

Unaudited Combined Statements of Net Investment for the six months ended June 30, 2013 and 2012

Notes to Unaudited Combined Financial Statements

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Murphy Oil Corporation and Murphy USA Inc.

3.1	Form of Murphy USA Inc. Amended and Restated Certificate of Incorporation.

3.2	Form of Murphy USA Inc. Amended and Restated Bylaws.

4.1	Form of Specimen Certificate for Murphy USA Inc.**

10.1	Form of Tax Matters Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.2	Form of Transition Services Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.3	Form of Employee Matters Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.4	Form of Trademark License Agreement between Murphy Oil Corporation and Murphy USA Inc.

10.5	Form of Lease Agreement for 200 Peach Street, El Dorado, Arkansas.**

10.6	Form of Hangar Rental Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.7	Form of Aircraft Maintenance Labor Pooling Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.8	Form of Airplane Interchange Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.9	Agreement of Sale between Murphy Oil USA, Inc. and Wal-Mart Stores, Inc., dated December 21, 2012 (including Form of Easements with Covenants and Restrictions Affecting Land (“ECRs”) between Murphy Oil USA, Inc. and Wal-Mart Stores, Inc.).**†

10.10	Form of Murphy USA Inc. 2013 Long-Term Incentive Plan.**

10.11	Form of Murphy USA Inc. 2013 Annual Incentive Plan.**

10.12	Form of Murphy USA Inc. 2013 Stock Plan for Non-Employee Directors.**

10.13	Form of Credit Agreement among Murphy USA Inc., Murphy Oil USA, Inc., the Borrowing Subsidiaries, the Lenders and JPMorgan Chase Bank, N.A.

10.14	Form of Trademark Assignment Agreement between Murphy Oil USA, Inc. and Murphy Oil Corporation.

21.1	Subsidiaries of Murphy USA Inc.**

99.1	Preliminary Information Statement of Murphy USA Inc., subject to completion, dated August 7, 2013.

**	Previously filed.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. These portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2013

Murphy USA Inc.

By:	/s/ John A. Moore
Name: John A. Moore
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Murphy Oil Corporation and Murphy USA Inc.

3.1	Form of Murphy USA Inc. Amended and Restated Certificate of Incorporation.

3.2	Form of Murphy USA Inc. Amended and Restated Bylaws.

4.1	Form of Specimen Certificate for Murphy USA Inc.**

10.1	Form of Tax Matters Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.2	Form of Transition Services Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.3	Form of Employee Matters Agreement between Murphy Oil Corporation and Murphy USA Inc.**

10.4	Form of Trademark License Agreement between Murphy Oil Corporation and Murphy USA Inc.

10.5	Form of Lease Agreement for 200 Peach Street, El Dorado, Arkansas.**

10.6	Form of Hangar Rental Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.7	Form of Aircraft Maintenance Labor Pooling Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.8	Form of Airplane Interchange Agreement between Murphy Oil Corporation and Murphy Oil USA, Inc.**

10.9	Agreement of Sale between Murphy Oil USA, Inc. and Wal-Mart Stores, Inc., dated December 21, 2012 (including Form of Easements with Covenants and Restrictions Affecting Land (“ECRs”) between Murphy Oil USA, Inc. and Wal-Mart Stores, Inc.).**†

10.10	Form of Murphy USA Inc. 2013 Long-Term Incentive Plan.**

10.11	Form of Murphy USA Inc. 2013 Annual Incentive Plan.**

10.12	Form of Murphy USA Inc. 2013 Stock Plan for Non-Employee Directors.**

10.13	Form of Credit Agreement among Murphy USA Inc., Murphy Oil USA, Inc., the Borrowing Subsidiaries, the Lenders and JPMorgan Chase Bank, N.A.

10.14	Form of Trademark Assignment Agreement between Murphy Oil USA, Inc. and Murphy Oil Corporation.

21.1	Subsidiaries of Murphy USA Inc.**

99.1	Preliminary Information Statement of Murphy USA Inc., subject to completion, dated August 7, 2013.

**	Previously filed.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. These portions have been filed separately with the Securities and Exchange Commission.